EXHIBIT I



                         JOINT FILING AGREEMENT



            In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D dated April 11, 1997 with respect to the Common Stock, par value $.01 per share, of American Mobile Satellite Corporation, a Delaware corporation. This Joint Filing Agreement shall be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby executes this Agreement this 11th day of April 1997.

                              SINGAPORE TELECOMMUNICATIONS LTD.



                              By: /s/ Ho Siaw Hong
                                 --------------------------------------
                                 Name:    Ho Siaw Hong
                                 Title:   Assistant Vice President
                                          (Satellite Services)

                              TEMASEK HOLDINGS (PRIVATE) LTD.



                              By: /s/ Ng Kin Meng
                                 --------------------------------------
                                 Name:    Ng Kin Meng
                                 Title:   Senior Vice President/
                                          Company Secretary